Exhibit 99.1

RailAmerica to Present at Morgan Keegan Equity Conference

Boca Raton, FL – September 8 –- Charles Swinburn, Chief Executive Officer of RailAmerica (NYSE: RRA) and Michael J. Howe, the Company’s Executive Vice President and Chief Financial Officer will present the Company’s strategic and financial overview at the Morgan Keegan Equity Conference on Thursday, September 9, 2004 at The JW Marriott in New Orleans. The Company’s presentation will begin at 8:25 a.m. CDT.

     Interested investors may listen to the presentation via a live Internet webcast. The audio webcast and presentation material will be available through our website at http://www.railamerica.com in the Investor Relations section. To listen to the presentation, please visit the website at least fifteen minutes early to register. Following the live webcast, an Internet replay of the presentation will be available through RailAmerica’s website for 30 days.

     RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 47 railroads operating approximately 9,000 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.